UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 26, 2009
ValueVision Media, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6740 Shady Oak Road, Eden Prairie,
Minnesota	55344-3433

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 943-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2
EX-99.3

Item 2.02	Results of Operations and Financial Condition.
On January 27, 2009, we issued a press release discussing preliminary results of operations and financial condition for our fiscal quarter and full year ending January 31, 2009. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) Departure of Directors or Certain Officers
Effective January 26, 2009, John D. Buck voluntarily resigned as chief executive officer of our company. Mr. Buck will continue to serve as the chairman of our board of directors, subject to the board’s discretion to change the appointment at any time.
(b) Appointment of Certain Officers
Also effective January 26, 2009, our board of directors appointed Keith R. Stewart, currently president and chief operating officer, as president and chief executive officer. In connection with this promotion, Mr. Stewart relinquished the title of chief operating officer. Any changes to Mr. Stewart’s compensation package in connection with this appointment will be reported when finalized.
Prior to joining ShopNBC in August, 2008, Mr. Stewart served the majority of his retail career at QVC, where, until his retirement, he most recently was Vice President – International Sourcing of QVC (USA) (from 2006 to 2007), Vice President – Merchandising Home of QVC (USA) (2004 to 2005) and General Manager of QVC’s German business unit (2001 to 2004).
(c) Election of Directors
Also on January 26, 2009, we appointed Randy S. Ronning to our board of directors. Mr. Ronning joins ShopNBC’s board of directors having served most recently as executive vice president and chief merchandising officer of QVC, where he oversaw all merchandising, brand management, and merchandise analysis efforts of QVC and QVC.com, from 2005 to 2007. He also was responsible for QVC.com operations during this period. Previously, Mr. Ronning was executive vice president of affiliate sales and marketing, information services, marketing, research and sales analysis, direct marketing, corporate marketing, public relations, and charitable giving at QVC, from 2001 to 2005. Prior to QVC, Mr. Ronning spent 30 years with J.C. Penney Co., where he held executive positions including president of its catalog and internet divisions.
It has not yet been determined on which committees of the Board Mr. Ronning will serve.
In connection with his appointment to the board, we granted Mr. Ronning options to purchase 30,000 shares of our common stock at an exercise price of $0.52 per share; the options vest immediately and have a term of 10 years from the date of grant. We also gave Mr. Ronning a grant of 3,266 shares of restricted stock, which vests on the day prior to our next annual shareholders meeting, currently scheduled to be held on June 25, 2009. Mr. Ronning also will receive our standard Director compensation package.
A copy of the press release announcing these officer and director changes is filed as Exhibit 99.2 and incorporated by reference into Item 5.02.

Item 7.01	Regulation FD Disclosure.
(a) On January 27, 2009, we issued a press release discussing the conclusion of the strategic alternatives review process, commencement of which was disclosed previously in a report on Form 8-K on September 15, 2008. A copy of this press release is filed as Exhibit 99.3 and incorporated by reference into Item 7.01
(b) Also included in the officer and director changes press release is an announcement that the company has entered into a consulting agreement with Ms. Darlene Daggett. Ms. Daggett was most recently president of U.S. commerce at QVC, where she was responsible for its strategic alliances, merchandising and brand development, new business initiatives, and critical customer insight, from 2002 to 2007. During her tenure at QVC she held several leadership positions of increasing responsibility, including executive vice president of merchandising from 1995 to 2002; senior vice president – home merchandising from 1994 to 1995; and senior vice president, vice president and director – merchandising from 1989 to 1994. Prior to that, Ms. Daggett was President and Co-Founder of Acappella, a women’s clothing company. This announcement is included in the press release attached as Exhibit 99.2 and incorporated by reference into Item 7.01.

Item 9.01	Financial Statements and Exhibits.
99.1 Earnings Press Release dated January 27, 2009.
99.2 Press Release dated January 27, 2009.
99.3 Press Release dated January 27, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.
January 27, 2009	By:	Nathan E. Fagre
		Name:	Nathan E. Fagre
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

99.1	Earnings Press Release dated January 27, 2009.

99.2	Press Release dated January 27, 2009.

99.3	Press Release dated January 27, 2009.